August 15, 2008

William Doyle
President and Chief Executive Officer
Vystar Corporation
3235 Satellite Blvd.
Building 400, Suite 290
Duluth, GA 30096

Re: Climax Global Energy, Inc. - Restructuring of Indebtedness

Dear Bill,

The purpose of this letter is to set forth the revised agreement between Climax Global Energy, Inc. ("CGE") and Vystar Corporation ("Vystar") regarding the restructuring of certain long-term indebtedness on the financial records of CGE. This letter supersedes the existing letter agreement between Vystar and CGE, dated July 10, 2006. This indebtedness to date consists of the following:

$237,949 current balance due and payable by CGE to Vystar ("Debt").

With respect to the Debt, the parties hereby agree as follows:

CGE acknowledges that the Debt is payable to Vystar. The Debt shall be repaid as follows:

a) No interest shall be payable;

b) A $25,000 payment toVystar will be made on or before September 30, 2008.

c) Thereafter, commencing in October 2008, CGE will make monthly payments to Vystar of $5,000.

d) The remaining principal amount shall be payable in full on the 30th day following the end of a calendar year in which the first of the following events occur:

   (i) Annual revenues of CGE equal or exceed $20,000,000;

   (ii) Annual after tax income of CGE is $3,500,000 or greater;

   (iii) CGE has received new third-party equity funding of $20,000,000 or more on a cumulative basis;

(iv) The sale of CGE or upon CGE's closing of its initial public offering.

In the event that none of these events have occurred on or before January 31, 2010, any remaining balance of the Debt shall be due and payable in full on January 31, 2010.

Notwithstanding the foregoing, in the event that CGE is unable to repay the Debt on January 31, 2010, the parties agree to negotiate in good faith for a reasonable extension of the due date of such payment.

If the foregoing is acceptable, please so indicate in the space provided below.

Sincerely,

CLIMAX GLOBAL ENERGY, INC.

By:____________________
John Griffith

VYSTAR CORPORATION

By:____________________
William Doyle